          As filed with the Securities and Exchange Commission on August 16,
                                                                       1999
                                                      Registration No. 333-69685
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ________________

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ________________
                               VERTEL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)
                               ________________
          California                                           95-3948704
 (State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)

                      21300 Victory Boulevard, Suite 1200
                           Woodland Hills, CA  91367
                                (818) 227-1400
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                               ________________
                               Gordon L. Almquist
                   Vice President and Chief Financial Officer
                               Vertel Corporation
                      21300 Victory Boulevard, Suite 1200
                           Woodland Hills, CA  91367
                                 (818) 227-1400
(Name, Address Including Zip Code, and Telephone Number Including Area Code, of
                               Agent for Service)
                               ________________

                                   COPIES TO:
                                Elias J. Blawie
                                Sanjay K. Khare
                 Venture Law Group, A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California  94025
                                 (650) 854-4488
                               ________________
        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
                               ________________
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_] _______________

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission including this prospectus is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such an offer or sale is not permitted.

                               Subject to Completion, Dated August 16, 1999



                             [LOGO OF VERTEL(TM)]

                              VERTEL CORPORATION

                       2,000,000 Shares of Common Stock


     The 2,000,000 shares of Vertel common stock covered by this prospectus are all being sold by the shareholders listed on page 8. We will not receive any proceeds from these sales.

     The price to public, underwriting discounts and commissions and net proceeds to the selling shareholders from the sale of the shares will depend on the nature and timing of the sales and therefore will not be known until the sales are actually made.

     Vertel common stock trades on the Nasdaq Stock Market under the symbol "VRTL." On August 13, 1999, the last closing price of Vertel common stock on the Nasdaq Stock Market was $2.40625 per share.

                    _______________________________________

     You should see the section entitled "Risk Factors," beginning on page 2, for information to consider before purchasing shares.
                    _______________________________________

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     THE DATE OF THIS PROSPECTUS IS _______________________, 1999

                               TABLE OF CONTENTS

Vertel Overview............................................................   1

Risk Factors...............................................................   2

Sale of Common Stock to Selling Shareholders...............................   7

Use of Proceeds............................................................   7

Determination of Offering Price; Plan of Distribution......................   7

Selling Shareholders.......................................................   8

Interests of Named Experts and Counsel.....................................   9

Where You Can Find More Information........................................   9





     No person is authorized in connection with any offering of the shares to give any information or to make any representation not contained in this prospectus, and you should not rely on any such information or representation as having been authorized by Vertel or any selling shareholder. Neither the delivery of this prospectus, nor any sale using this prospectus, shall imply that the information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

                                VERTEL OVERVIEW

     We develop and market software for the management and operation of telecommunications equipment and networks. Our software and solutions include:

     . software that manages telecommunications equipment and networks;

     . applications that process data from telecommunications equipment and networks;

     . platforms that allow third-parties to develop applications for telecommunications equipment and networks; and

     . programming and design services for telecommunications networks.

     Our solutions are based upon the International Telecommunications Union's telecommunications management network or TMN standard. The TMN standard is a set of guidelines for how telecommunications equipment and networks should be designed so that different types of equipment can communicate with one another. We have used this standard in our software in order to permit telecommunications equipment manufactured by different companies to operate together effectively. Our customers include telecommunications service providers, such as long distance and local phone companies, and telecommunications equipment manufacturers.

     In addition to our telecommunications equipment management software, we have developed applications that provide value added services such as:

     . detecting and responding to faults in a telecommunications network;

     . improving the configuration of a network from a central site;

     . automating accounting and billing functions; and

     . optimizing network traffic and security.

     We have also developed software platforms that allow other companies to develop applications to provide these kinds of value added services.

     Finally, we also provide professional services that enable telecommunications service providers to deploy and maintain a complete TMN solution. As a part of our professional services, among other things, we:

     . design and analyze telecommunications systems;

     . modify computer programs so that they can be used on different operating systems and platforms and with different communications standards;

     . develop custom applications;

     . test networks to certify their compliance with standards; and

     . provide technical support.

     We were incorporated in California in 1985 and our principal offices are located at 21300 Victory Boulevard, Suite 1200, Woodland Hills, California 91367. Our telephone number is (818) 227-1400.

                                 RISK FACTORS

     All of our software is based on the TMN standard. If the TMN standard is not widely adopted our products will be unmarketable and our results of operations will be adversely affected.

     Our software and services are all based on the TMN standard. If a different protocol for managing and connecting telecommunications equipment becomes the standard in the telecommunications industry, telecommunications service providers are unlikely to purchase our products. In recent years standards that compete with TMN, such as the simple network management protocol and the common management information protocol, have emerged. In addition, telecommunications service providers have historically depended on proprietary systems, which do not rely on any standards. While we invest substantial efforts in encouraging service providers to adopt the TMN standard, we do not have direct control over this process and we cannot provide any assurance that the TMN standard will be adopted. Telecommunications service providers could adopt a competing standard or no standard at all. Similarly, they could adopt the TMN standard, but not do so within the timeframe that we expect them to. If telecommunications service providers adopt a standard other than TMN, adopt the TMN standard but not in a timely way or fail to adopt any standard at all, our business, operating results, financial condition and strategic position would be materially adversely affected.

     We expect that new and enhanced products will account for a large fraction or our future revenues. If we are unable to develop new products, our sales may be adversely affected.

     We expect that new products and related services will account for a substantial portion of our revenues in the foreseeable future. Since we expect to rely less on existing products for revenue, factors adversely affecting the pricing of or demand for our newer TMN-related software and services, such as competition for new products or lack of customer acceptance, could have a disproportionately adverse effect on our business, operating results and financial condition. We have, from time to time, experienced delays in developing new products and enhancements, and while these have not had a material adverse effect on our business, if in the future, we are unable to develop and introduce new products or product enhancements in a timely manner, this could have a material adverse effect on our business, financial condition and results of operations. In addition, if the products we develop are not widely accepted by customers, we are not able to identify, develop, manufacture, market or support new products successfully or we are unable to respond effectively to technological changes, revisions in industry standards or product announcements by competitors, our business, operating results and financial condition would be adversely affected.

     We expect to announce new products and features regularly. These announcements may cause customers to defer purchases of our current products and reduce current product sales.

     From time to time we announce new products, capabilities or technologies that have the potential to replace our existing product offerings. These announcements can cause customers to defer purchasing or licensing our existing products, which would adversely affect our business, operating results and financial condition.

     Because our products must meet local regulations in order to be sold in those jurisdictions, changes in governmental regulations could make our products less marketable.

     The telecommunications industry is subject to regulation in the United States and other countries, and therefore our products and the businesses of our current and potential customers are required to receive regulatory approvals from multiple organizations using different standards. If federal, state or international governments enact new laws or regulations or change the way that they interpret existing regulations our products and business and the businesses of our current and potential customers could be adversely affect.

     Because our products are targeted at undeveloped markets, if those markets do not mature, we would not have the growth opportunities we would hope for, causing our operating results to be adversely affected.

     As part of our corporate strategy, we have targeted product markets which are in the early stage of their development, including the TMN market. If these markets do not mature as we expect them to, we will not have the growth opportunities we currently hope for. We believe that the TMN applications market will take years to develop and that development of this market will require: (1) a sufficient number of high quality, commercially successful communications applications based on the TMN standard, and (2) the availability of software tools that allow telecommunications equipment manufacturers and service providers to implement TMN in their products. There can be no assurance that these conditions will be met in a timely way, if at all. We cannot predict the size of the market or the rate at which the market will grow. If our markets fail to grow, grow more slowly than anticipated, or become saturated with competitors, our business, financial condition and results of operations would be materially adversely affected.

     Since our quarterly results are based on a small number of large orders, the loss or delay of a single order could have a disproportionate impact on our financial results which could adversely affect our stock price.

     A substantial portion of our software revenues have been, and will continue to be, derived from a small number of large orders placed during the last days of the quarter by large organizations after extended evaluation. The timing of orders and their fulfillment has caused and will continue to cause material fluctuations in our operating results, particularly on a quarterly basis. In addition, our quarterly operating results have in the past and will in the future vary significantly depending upon factors such as:

     . capital spending patterns of our customers;

     . changes in pricing policies by ourselves and our competitors; increased competition;

     . the cancellation of service or maintenance agreements; changes in operating expenses, personnel changes, demand for our products;

     . the number, timing and significance of new product and product enhancement announcements by either ourselves or our competitors;

     . our ability to develop, introduce and market new and enhanced versions of our products on a timely basis;

     . the mix between U.S. and international sales;

     . seasonality; and

     . the mix of direct and indirect sales and general economic factors.

     Based upon all of these factors, we believe that quarterly revenues and operating results are likely to vary significantly in the future and that period-to-period comparisons of results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. There can be no assurance that our revenue will increase or be sustained in future periods or that we will be profitable in any future period. Further, it is likely that in some future quarter our revenue or operating results will be below the expectations of public market analysts and investors. In such event, the price of our common stock is likely to be materially adversely affected.

    Many of our costs are fixed in the short term, therefore shortfalls in revenue would have a disproportionate effect on net income.

    We currently intend to increase funding of research and product development, increase sales and market development activities and expand our distribution channels which will increase our expense rates. Because only a small portion of our expenses varies with revenue in the short term, net income may be disproportionately affected by a reduction in revenue, particularly since reductions in revenue may not be apparent until the last days of a quarter. Similarly, to the extent additional expenses are not subsequently followed by increased revenues, our business, operating results and financial condition could be materially and adversely affected. If revenue levels are below expectations, operating results are likely to be materially adversely affected.

    Our sales process is complex, making delays that would adversely affect our financial results and stock price possible.

    Our sales cycle is subject to a number of significant delays over which we have little control. Therefore, significant delays in implementation, or delays in purchases by customers, whether or not such delays are within our control, could materially adversely affect our business, operating results and financial condition. Our products are complex and generally involve significant investment decisions after extended evaluations by prospective customers. Accordingly, we must engage in a lengthy sales cycle to provide a significant level of education regarding the use and benefits of our products to potential customers. Our customers often must secure executive level approval to license our products and our license agreements often involve lengthy negotiation. In addition, the implementation of our software products involves a significant commitment by customers over an extended period of time.

     Because we enter into fixed price arrangements for professional services, unexpected costs, delays or difficulties in these projects could result in losses.

     From time to time we enter into fixed price arrangements for professional services. Fixed price arrangements could in the future result in losses due to delays in the implementation process or other complexities associated with completion of the project underlying these arrangements, such as unknown characteristics of the customer software for which we are providing services.

     Our planned increases to sales and marketing expenditures may not result in proportional increases to revenues which would adversely affect our results of operations.

     During 1999, we plan to increase our number of direct sales and marketing personnel to support the further development of TMN market opportunities. As we hire new sales and marketing personnel we anticipate that there will be a delay before they become effective. There can be no assurance that we will be successful in attracting or retaining qualified sales and marketing personnel, that this expansion will result in sales of our products, that the costs of this expansion will not exceed the revenues generated, or that our sales and marketing organization will successfully compete against the larger and better funded sales and marketing organizations of our competitors.

     Because many of our competitors are larger than we are, we may not be able to spend as much as they do or compete effectively against them.

     We experience significant competition in telecommunications network management from TCSI Corporation, Objective Systems Integrators, Inc., IBM, Sun Microsystems, Inc., DSET Corporation and major telecommunication vendors such as AT&T, all of whom have longer operating histories and have greater financial, technical, sales, marketing and other resources than we do. There can be no assurance that we will be able to identify, develop, manufacture, market or support products successfully or that we will be able to respond effectively to technological changes or product announcements by our competitors. Moreover, our current and potential competitors may respond more quickly than we do to new or emerging technologies or changes in customer requirements. In addition, as the market develops, a number of companies with significantly greater resources than us could attempt to increase their presence in the market by acquiring or forming strategic alliances with our competitors resulting in increased competition. There can be no assurance that we will be able to compete successfully with these competitors.

     Our software is complex and therefore is prone to bugs, which could adversely affect our reputation or sales.

     The development, enhancement and implementation of our products entail risks of product defects or failures. In the past we have discovered software bugs in certain of our products and software solutions. Although to date we have not experienced material adverse effects resulting from any bugs, there can be no assurance that errors will not be found in existing or new products or releases after commencement of commercial licensing, which may result in delay or loss of revenue, loss of market share, failure to achieve market acceptance, or may otherwise adversely impact our business, operating results and financial condition. Moreover, the complexities involved in implementing and customizing our software solutions entail additional risks of performance failures.

     If the third-party software that our software operates with is not Year 2000 compliant our sales may suffer and our results of operations may be adversely affected.

     New releases of our software have been designed to address processing for the Year 2000 to the extent it has been required. We have completed a review of all of our developed products and believe that all of our products will be Year 2000 compliant by March 1999. However, to the extent that others, such as system integrators, make use of our software in developing solutions for third parties, we may have no knowledge as to the Year 2000 readiness of those third party products. In addition it is possible that third parties could assert claims against us or our customers concerning Year 2000 issues and regardless of their merits, any claims could be material.

     If our internal systems are not Year 2000 compliant, our operations may be suspended, which would adversely affect our financial results.

     As with other organizations, our internal computer systems and programs were originally designed to recognize calendar years by their last two digits. Calculations performed using these truncated fields would not work properly with dates from the Year 2000 and beyond. We have completed an evaluation of Year 2000 issues associated with our internal computer systems. Most of our computer systems are already Year 2000 compliant. Other internal computer and other systems that have been identified as non-compliant and will be upgraded to be Year 2000 compliant by September 1999, however if we are unsuccessful in completing these upgrades in a timely way, our business could be materially adversely affected.

     If our suppliers' systems are not Year 2000 complaint, we may be unable to continue to sell our products.

     We have also completed an evaluation of the possible effects on our operations of the Year 2000 readiness of our key suppliers. We rely on third party manufacturers for the proper functioning of our information systems, software and products. The failure of those manufacturers to address Year 2000 issues could have a material impact on our operations and financial results; however, the potential impact and related costs are not known at this time.

     Our stock may be delisted, which would reduce its marketability and value.

     The Nasdaq Stock Market has announced a policy of delisting securities that trade below the price of $1.00 per share for more than 10 business days. While our stock price has closed below $1.00 on only one occasion in the past, it has frequently approached $1.00 in recent periods. If the price of our common stock falls below $1.00 and our common stock is subsequently delisted our shares would become highly illiquid. In addition, we could spend material financial and management resources in an attempt to avoid delisting.

     Because a large fraction of our sales are to international customers, our results of operations can be adversely affected by many factors other businesses do not face.

     Sales to customers outside of the United States accounted for a substantial fraction of our net revenues for 1996, 1997 and 1998 and we expect that international sales will continue to be a significant portion of our business. International sales and operations are subject to many factors outside of our control, such as:

     .   the imposition of governmental controls;
     .   export license requirements;
     .   restrictions on the export of critical technology;
     .   political instability;
     .   trade restrictions; and
     .   tariffs.

     Furthermore, because we have to maintain sales offices in different countries in order to make these sales, our management must address differences in regulatory environments and cultures. If we are unable to address these differences successfully our business, financial condition and results of operations would be adversely affected.

     We incorporate third-party technology in our products. If it becomes unavailable to us, our products will not have the functionality the market requires, which would adversely affect our sales.

     We license certain technology included in our products including, for example, license key software and database software from Versant Corporation. While we do not believe that any of this technology could not be replaced, it might require substantial time and effort to do so. If we become unable to utilize this technology our operations could be adversely affected.

     Losing a limited number of key employees could adversely affect our ability to make sales or develop new products.

     Our success depends to a significant degree upon the continued contributions of key management, sales, marketing, engineering and research and development personnel, many of whom would be difficult to replace. Competition for these types of personnel is intense and there can be no assurance that we will be successful in attracting and retaining the necessary personnel. If certain of these employees were to leave, we would be adversely affected.

     It is difficult to protect intellectual property for software. If third-parties gain access to our intellectual property, our ability to compete effectively and thus our results of operations, will be adversely affected.

     We regard our products as proprietary and rely primarily on a combination of statutory and common law copyright, trademark and trade secret laws, customer licensing agreements, employee and third-party nondisclosure agreements and other methods to protect our proprietary rights. We also generally enter into confidentiality and invention assignment agreements with our employees and consultants. Additionally, we enter into confidentiality agreements with certain of our customers and potential customers and limit access to, and distribution of, our source code and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our technologies without authorization, or to develop similar technologies independently. Furthermore, the laws of certain countries in which we do business, such as China and Korea do not protect our software and intellectual property rights to the same extent as do the laws of the United States. We do not include in our software any mechanisms to prevent or inhibit unauthorized use, but generally either require the execution of an agreement that restricts copying and use of our products or provides for the same in a break-the-seal license agreement. If unauthorized copying or misuse of our products were to occur to any substantial degree, our business, financial condition and results of operations could be materially adversely affected. We cannot provide any assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology.

     If our products infringe the intellectual property of third-parties, we may be subject to costly litigation or be forced to stop selling our products.

     While we have not received claims alleging infringement of the proprietary rights of third parties which we believe would have a material adverse effect on our business, financial condition or results of operations, nor are we aware of any similar threatened claims, we cannot provide any assurance that third parities will not claim that our current or future products infringe the proprietary rights of others. Any claim, with or without merit, could result in costly litigation or might require us to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may not be available on reasonable terms, or at all.

     This Prospectus contains statements regarding the future including, among other things, our expectations, beliefs, intentions and strategies. All of these statements are based on information available to us as of the date of this Prospectus, and we are not obligating ourselves to update the public with respect to these statements in the event of future developments. Our actual results could differ materially from our expectations as a result of, among other things, the risk factors described below and in the documents incorporated by reference from our filings with the SEC. You should carefully consider the following risk factors in addition to the risk factors set forth in our filings with the SEC before making a decision to purchase any shares.

                 SALE OF COMMON STOCK TO SELLING SHAREHOLDERS

     On September 29, 1998 we sold the shares being registered in this prospectus to the selling shareholders at a price per share of $1.50, which was equal to the average closing price of our common stock on the Nasdaq Stock Market for the five (5) trading days immediately preceding the closing. Under the terms of that agreement we agreed to file the registration statement that includes this prospectus to maintain the effectiveness of that registration statement until all of the shares were sold. We also agreed to bear the registration expenses incurred in connection with the registration and sale of the shares. We also agreed with the selling shareholders that we would indemnify one another for any misstatements in the information we provided to one another for inclusion in the registration statement.

                                USE OF PROCEEDS

     All of the shares of common stock offered hereby are being sold by the shareholders listed on page 8. We will not receive any proceeds from the offering.

             DETERMINATION OF OFFERING PRICE; PLAN OF DISTRIBUTION

     The shares are being registered for sale on a continuous basis under Rule 415 of the Securities Act of 1933. The selling shareholders will pay selling commissions or brokerage fees, if any, with respect to the sale of the shares. The selling shareholders will also pay all applicable transfer taxes and all fees and disbursements of counsel for the selling shareholders incurred in connection with the sale of the shares.

     The selling shareholders, and any other persons who participate in the sale of the shares, may be deemed to be "Underwriters" as defined in the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to them, and any profits received on resale of the shares, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The selling shareholders may distribute, donate or transfer the shares held by them to third-parties, including family members and limited partners, who may sell the shares received by them using this prospectus. Following any transfer, but prior to any sale by a transferee, we will amend this prospectus, as required by the SEC, to reflect that distribution, donation or transfer.

                              SELLING SHAREHOLDERS

     The following table sets forth certain information as of August 1, 1999 with respect to the selling shareholders. There were 25,446,358 shares outstanding as of August 1, 1999. Except as indicated, none of the selling shareholders has held any position or office or had a material relationship with Vertel or any of its affiliates within the past three years other than as a result of the ownership of our common stock. We may amend or supplement this prospectus from time to time to update the disclosure, including as a result of any transfers or distributions of the shares by the selling shareholders.

                                                  Shares Beneficially Owned       Shares        Shares Beneficially Owned
Name of Selling Shareholder                         Prior to the Offering        Offered          After the Offering
---------------------------                        Number         Percent        Hereby          Number         Percent
                                                  --------       ---------      --------        -------        ---------
Jeffrey M. Drazan (1).........................     4,503,100          17.7      1,000,000        3,503,100          13.7
 Sierra Ventures
 3000 Sand Hill Road
 Building 4, Suite 210
 Menlo Park, CA  94025

Pequot Private Equity Fund, L.P (2)...........     1,000,000           3.9      1,000,000               --         *
 c/o Dawson-Samberg Capital
 Management, Inc.
 354 Pequot Avenue.
 Southport, CT  06490
 Attention:  Amiel Peretz

_________________________

*   Less than one percent (1%)
(1) Includes 4,457,627 shares held by Sierra Ventures V, L.P. Mr. Drazan, a director of Vertel is a general partner of Sierra Ventures V, L.P. but specifically disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes options to purchase, 45,473 shares of Vertel's common stock which are exercisable within sixty (60) days of the date of this table.
(2) Includes 112,382 shares held by Pequot Offshore Private Equity Fund,
    L.P.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

     Venture Law Group, A Professional Corporation, 2800 Sand Hill Road, Menlo Park, California 94025 will be providing Vertel with an opinion that the shares being offered by this prospectus are legally and validly issued, fully paid and nonassessable. Craig W. Johnson a director of Venture Law Group, was formerly a director of Vertel and as such received periodic grants under Vertel's Directors' Stock Option Plan. As of the date of this prospectus, Mr. Johnson no longer holds any shares, or options to purchase any shares, of Vertel common stock.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a Registration Statement on Form S-3 filed by us with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about Vertel and the shares offered under this prospectus, you should review the registration statement. Statements in this prospectus concerning the provisions of any document are not necessarily complete and we recommend that you review the complete copy of such document filed with the SEC.

     The registration statement, including exhibits, may be inspected without charge and can be copied at the public reference facilities maintained by the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, we are an electronic filer and copies of these materials may be retrieved from the web site maintained by the SEC (http://www.sec.gov).

     We are also subject to the informational requirements of the Securities Exchange Act of 1934 and therefore file proxy statements, reports and other information with the SEC. Reports, proxy and information statements, and other information filed by us with the SEC may be inspected as described above or at the Nasdaq Stock Market, 1735 K Street, N.W., Washington, DC 20006-1506.

     The following documents filed by us with the SEC are incorporated by reference in this prospectus:

     1.   Our Annual Report on Form 10-K for the year ended December 31,
          1998.

     2.   Our Current Report on Form 8-K dated January 15, 1999.

     3.   Our Quarterly Report on Form 10-Q for the quarter ended March 31,
          1999.

     4.   Our Quarterly Report on Form 10-Q for the quarter ended June 30,
          1999.

     5. The description of Vertel common stock which is contained in Items 1 and 2 of our Registration Statement on Form 8-A filed under Section 12 of the Exchange Act on November 11, 1991.

     6. The description of Vertel Preferred Share Purchase Rights which is contained in Items 1 and 2 of our Registration Statement on Form 8-A filed under Section 12 of the Exchange Act on April 30, 1997.

     7. All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

     All information in this prospectus is current as of the date of this prospectus. Any future documents that we incorporate by reference are meant to update the information in this prospectus.

     We will furnish to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits, without charge. Requests should be directed to Vertel Corporation, 21300 Victory Blvd., Suite 1200, Woodland Hills, California 91367, telephone: (818) 227-1400, Attn: Investor Relations.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses payable by Vertel in connection with the sale and distribution of the common stock being registered. Selling commissions and brokerage fees and any applicable transfer taxes and fees and disbursements of counsel for the selling shareholders are payable individually by the selling shareholders. All amounts are estimates except the registration fee.

                                                                                                  Amount
                                                                                                To be Paid
                                                                                              --------------
Registration Fee..................................................................               $  1,042.50

Nasdaq Fee for Listing of Additional Shares.......................................                 17,500.00

Legal Fees and Expenses...........................................................                 40,000.00

Accounting Fees and Expenses......................................................                 20,000.00

Miscellaneous.....................................................................                 21,457.50


   Total..........................................................................               $100,000.00

Item 15. Indemnification of Directors and Officers

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Our Bylaws provide that we shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. We have entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the California Corporations Code.

Item 16. Exhibits


  Exhibit
   Number      Description of Exhibit
   -----       ----------------------
    2.1        Share Purchase Agreement dated December 31, 1998 among the
               Registrant, Newbridge (Barbados) Corporation and Sonoma Systems.
               (15)

    2.2 Agreement and Plan of Merger and Reorganization between the Company, Expersoft Acquisition Corporation and Expersoft
               Corporation dated February 23, 1999 and corresponding Amendment
               No. 1 dated March 12, 1999. (17)

    3.3        Amended and Restated Articles of Incorporation of the
               Registrant.(4)

    3.4        Bylaws of the Registrant, as amended to date.(12)

    3.5        Certificate of Amendment to Registrant's Articles of
               Incorporation. (13)

    5.1        Legal Opinion of Venture Law Group, A Professional Corporation.
               (16)

   10.2 1988 Stock Option Plan and forms of option agreements thereunder.(5)


   10.4 1991 Directors' Stock Option Plan and forms of option agreements thereunder, as amended to date.(7)

   10.5 1991 Employee Stock Purchase Plan and form of subscription agreement thereunder.(2)

   10.6        Form of Indemnification Agreement.(1)

  10.22        Lease Agreement between the Registrant and Moorpark Associates, a
               California Limited Partnership, dated February 5, 1993.(3)

  10.27        Lease Agreement between the Registrant and OMA El Segundo
               Properties, a California general partnership, dated May 23, 1995.(6)

  10.28        Employment Agreement between M.Y. Stephan and Retix, dated
               September 27, 1995.(6)

  10.29        Employment Agreement between Philip Mantle and Retix, dated
               November 1, 1995.(6)

  10.30 Common Stock and Warrant Purchase Agreement by and between Retix and Sierra Ventures V.LP., dated January 30, 1996.(6)

  10.31        Master Agreement dated February 28, 1996 for Spin-Off of Open
               Systems Interconnection Technology between Telaware Corporation and Retix.(6)

  10.32 1996 Directors' Stock Option Plan and forms of option agreement thereunder.(12)

  10.33        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and M.Y. Stephan, dated January 30, 1996.(7)

  10.34        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and M.Y. Stephan, dated March 18, 1996.(7)

  10.35        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and M.Y. Stephan, dated March 18, 1996.(7)

  10.36        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and Philip Mantle, dated January 30, 1996.(7)

  10.37        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and Philip Mantle, dated March 18, 1996.(7)

  10.38        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and Steven M. Waszak, dated March 18, 1996.(7)

  10.39        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and Steven M. Waszak, dated January 30, 1996.(7)

  10.40        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and Steven M. Waszak, dated February 21, 1996.(7)

  10.41        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and Steven M. Waszak, dated March 26, 1996.(7)

  10.42        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and Steven M. Waszak, dated March 26, 1996.(7)

  10.43        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and Steven M. Waszak, dated March 26, 1996.(7)

  10.44        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and Steven M. Waszak, dated March 26, 1996.(7)

  10.45        Sublease Agreement dated May, 1996 between Value Behavioral
               Health and Retix.(8)

  10.46 Master Agreement between Retix and Internetworking Solutions dated May 31, 1996.(8)


  10.47        Master Agreement between Retix and Wireless Solutions dated May
               31, 1996.(8)

  10.48        Lease Agreement between the Registrant and Nomura-Warner Center
               Associates, L.P., dated November 26, 1996.(9)

  10.49        Stock Transfer Agreement between Retix, Vertel Corporation and
               Wireless Solutions dated June 10, 1997.(10)

  10.50        Surrender of Lease between Cofton Irish Investments and Retix
               B.V., dated August 21, 1997.(11)

  10.51        Sub-Sublease Agreement between TSN, L.L.C., and Retix, dated
               August 22, 1997.(11)

  10.52 Executive Separation Agreement between Retix and M.Y. Stephan dated December 27, 1997. (12)

  10.53 Executive Separation Agreement between Retix and Philip Mantle dated December 27, 1997.(12)

  10.54 Executive Separation Agreement between Retix and Steve Waszak dated December 27, 1997.(12)

  10.55        Amended and Restated Articles of Incorporation of Sonoma Systems,
               Inc., and related documents dated January 7, 1998.(12)

  10.56        Sub-sublease between Retix and Sonoma Systems, Inc., dated
               December 28, 1997.(12)

 10.57+        Sale and License Agreement between the Company and AMP
               Incorporated, dated July 27, 1998, and an Amendment dated October
               9, 1998 (14)

  10.58        Common Stock Purchase Agreement between the Company and Pequot
               Private Equity Fund, L.P. and Pequot Offshore Private Equity
               Fund, Inc. and Sierra Ventures V, L.P., dated September 29, 1998
               (14)

  10.59 Stock Repurchase Agreement between the Company and Joe Stephan dated November 27, 1998 (17)

  10.60 Stock Repurchase Agreement between the Company and Philip Mantle dated November 27, 1998 (17)

  10.61 Stock Repurchase Agreement between the Company and Steve Waszak dated November 27, 1998 (17)

  10.62        Consulting Agreement between the Company and Joe Stephan dated
               January 5, 1999 (17)

  10.63 Notice of Stock Option Grant and Stock Option Agreement between the Company and Joe Stephan dated January 5, 1999 (17)

  10.64        Consulting Agreement between the Company and Philip Mantle dated
               January 5, 1999 (17)

  10.65 Notice of Stock Option Grant and Stock Option Agreement between the Company and Philip Mantle dated January 5, 1999 (17)

  10.66        Consulting Agreement between the Company and Steve Waszak dated
               January 5, 1999 (17)

  10.67 Notice of Stock Option Grant and Stock Option Agreement between the Company and Steve Waszak dated January 5, 1999 (17)

  10.68 Form of Retention Agreement between the Company and each of its officers (17)

   21.1        Subsidiaries of the Registrant. (12)

   23.1        Independent Auditors' Consent

   23.2        Consent of Counsel (included in Exhibit 5.1)

   24.1        Power of Attorney (see page II-5).

   27.1        Financial Data Schedule.(14)

----------------------------------------------
     +         Confidential Treatment Requested

(1) Incorporated by reference to identically numbered exhibits filed in response to Item 16(a), "Exhibits," of the Registrants Registration Statement on Form S-1 and Amendment No. 1 thereto (File No. 33-43544) which became effective on December 9, 1991.

(2) Incorporated by reference to identically numbered exhibits filed in response to Item 6(a), "Exhibits," of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 1992.

(3) Incorporated by reference to identically numbered exhibits filed in response to Item 14(a)(3), "Exhibits," of the Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993.

(4) Incorporated by reference to identically numbered exhibit filed in response to Item 6(a), "Exhibits," of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 1994.

(5) Incorporated by reference from Registrant's Registration Statement on Form S-8 (No. 33-82154) filed on July 28, 1994.

(6) Incorporated by reference to identically numbered exhibits filed in response to Item 14(a)(3), "Exhibits," of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(7) Incorporated by reference to identically numbered exhibit filed in response to Item 6(a), "Exhibits," of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1996.

(8) Incorporated by reference to identically numbered exhibit filed in response to Item 6(a), "Exhibits," of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996.

(9) Incorporated by reference to identically numbered exhibits filed in response to Item 14(a)(3), "Exhibits," of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1996.

(10) Incorporated by reference to identically numbered exhibit filed in response to Item 6(a), "Exhibits," of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 1997.

(11) Incorporated by reference to identically numbered exhibit filed in response to Item 6(a), "Exhibits," of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 1997.

(12) Incorporated by reference to identically numbered exhibits filed in response to Item 14(a)(3), "Exhibits," of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 27, 1997.

(13) Incorporated by reference to identically numbered exhibit filed in response to Item 7, "Financial Statements and Exhibits," of the Registrant's Current Report on From 8-K filed on April 13, 1998.

(14) Incorporated by reference to identically numbered exhibit filed in response to Item 6(a), "Exhibits," of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 1998.

(15) Incorporated by reference to identically numbered exhibit filed in response to Item 7, "Financial Statements and Exhibits," of the Registrant's Current Report on Form 8-K filed on January 15, 1999.

(16)  Previously filed with this Registration Statement.

(17) Incorporated by reference to identically numbered exhibit filed in response to Item 14(a)(3), "Exhibits," of the Registrant's Annual Report on From 10-K for the fiscal year ended December 31, 1998.

Item 17. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on the 16th day of August, 1999.

                                    VERTEL CORPORATION


                                    By:  /s/ Bruce W. Brown
                                         --------------------------------------
                                         Bruce W. Brown
                                         President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                Signature                                            Title                                    Date
------------------------------------------    -------------------------------------------------    -----------------------
            /s/ Bruce W. Brown                   President, Chief Executive Officer and                  August 16, 1999
         ----------------------------             Director (Principal Executive Officer)
            (Bruce W. Brown)

            /s/ Gordon L. Almquist               Vice President Finance and Chief Financial              August 16, 1999
         ----------------------------             Officer  (Principal Financial and Accounting
            (Gordon L. Almquist)                  Officer)

                                                 Director
         ----------------------------
            (Howard Oringer)

                   *                             Director                                                August 16, 1999
         ----------------------------
            (Jeffrey Drazan)

                   *                             Director                                                August 16, 1999
         ----------------------------
            (Ralph Ungermann)

* By:    /s/ Gordon L. Almquist
         ----------------------------
         Gordon L. Almquist,
         Attorney-in-Fact

                              Vertel Corporation

                               INDEX TO EXHIBITS


   Exhibit
   Number      Description of Exhibit
   ------      ----------------------
    2.1        Share Purchase Agreement dated December 31, 1998 among the
               Registrant, Newbridge (Barbados) Corporation and Sonoma Systems.
               (15)

    2.2 Agreement and Plan of Merger and Reorganization between the Company, Expersoft Acquisition Corporation and Expersoft
               Corporation dated February 23, 1999 and corresponding Amendment
               No. 1 dated March 12, 1999. (17)

    3.3        Amended and Restated Articles of Incorporation of the
               Registrant.(4)

    3.4        Bylaws of the Registrant, as amended to date.(12)

    3.5        Certificate of Amendment to Registrant's Articles of
               Incorporation. (13)

    5.1        Legal Opinion of Venture Law Group, A Professional Corporation.
               (16)

   10.2 1988 Stock Option Plan and forms of option agreements thereunder.(5)

   10.4 1991 Directors' Stock Option Plan and forms of option agreements thereunder, as amended to date.(7)

   10.5 1991 Employee Stock Purchase Plan and form of subscription agreement thereunder.(2)

   10.6        Form of Indemnification Agreement.(1)

  10.22        Lease Agreement between the Registrant and Moorpark Associates, a
               California Limited Partnership, dated February 5, 1993.(3)

  10.27        Lease Agreement between the Registrant and OMA El Segundo
               Properties, a California general partnership, dated May 23, 1995.(6)

  10.28        Employment Agreement between M.Y. Stephan and Retix, dated
               September 27, 1995.(6)

  10.29        Employment Agreement between Philip Mantle and Retix, dated
               November 1, 1995.(6)

  10.30 Common Stock and Warrant Purchase Agreement by and between Retix and Sierra Ventures V.LP., dated January 30, 1996.(6)

  10.31        Master Agreement dated February 28, 1996 for Spin-Off of Open
               Systems Interconnection Technology between Telaware Corporation and Retix.(6)

  10.32 1996 Directors' Stock Option Plan and forms of option agreement thereunder.(12)

  10.33        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and M.Y. Stephan, dated January 30, 1996.(7)

  10.34        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and M.Y. Stephan, dated March 18, 1996.(7)

  10.35        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and M.Y. Stephan, dated March 18, 1996.(7)

  10.36        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and Philip Mantle, dated January 30, 1996.(7)

  10.37        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and Philip Mantle, dated March 18, 1996.(7)



   Exhibit
   Number      Description of Exhibit
   ------      ----------------------
  10.38        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and Steven M. Waszak, dated March 18, 1996.(7)

  10.39        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and Steven M. Waszak, dated January 30, 1996.(7)

  10.40        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and Steven M. Waszak, dated February 21, 1996.(7)

  10.41        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and Steven M. Waszak, dated March 26, 1996.(7)

  10.42        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and Steven M. Waszak, dated March 26, 1996.(7)

  10.43        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and Steven M. Waszak, dated March 26, 1996.(7)

  10.44        Form of Exercise Notice and Stock Purchase Agreement between the
               Company and Steven M. Waszak, dated March 26, 1996.(7)

  10.45        Sublease Agreement dated May, 1996 between Value Behavioral
               Health and Retix.(8)

  10.46 Master Agreement between Retix and Internetworking Solutions dated May 31, 1996.(8)

  10.47        Master Agreement between Retix and Wireless Solutions dated May
               31, 1996.(8)

  10.48        Lease Agreement between the Registrant and Nomura-Warner Center
               Associates, L.P., dated November 26, 1996.(9)

  10.49        Stock Transfer Agreement between Retix, Vertel Corporation and
               Wireless Solutions dated June 10, 1997.(10)

  10.50        Surrender of Lease between Cofton Irish Investments and Retix
               B.V., dated August 21, 1997.(11)

  10.51        Sub-Sublease Agreement between TSN, L.L.C., and Retix, dated
               August 22, 1997.(11)

  10.52 Executive Separation Agreement between Retix and M.Y. Stephan dated December 27, 1997. (12)

  10.53 Executive Separation Agreement between Retix and Philip Mantle dated December 27, 1997.(12)

  10.54 Executive Separation Agreement between Retix and Steve Waszak dated December 27, 1997.(12)

  10.55        Amended and Restated Articles of Incorporation of Sonoma Systems,
               Inc., and related documents dated January 7, 1998.(12)

  10.56        Sub-sublease between Retix and Sonoma Systems, Inc., dated
               December 28, 1997.(12)

 10.57+        Sale and License Agreement between the Company and AMP
               Incorporated, dated July 27, 1998, and an Amendment dated October
               9, 1998 (14)

  10.58        Common Stock Purchase Agreement between the Company and Pequot
               Private Equity Fund, L.P. and Pequot Offshore Private Equity
               Fund, Inc. and Sierra Ventures V, L.P., dated September 29, 1998
               (14)

  10.59 Stock Repurchase Agreement between the Company and Joe Stephan dated November 27, 1998 (17)

  10.60 Stock Repurchase Agreement between the Company and Philip Mantle dated November 27, 1998 (17)

  10.61 Stock Repurchase Agreement between the Company and Steve Waszak dated November 27, 1998 (17)


   Exhibit
   Number      Description of Exhibit
   ------      ----------------------

  10.62        Consulting Agreement between the Company and Joe Stephan dated
               January 5, 1999 (17)

  10.63 Notice of Stock Option Grant and Stock Option Agreement between the Company and Joe Stephan dated January 5, 1999 (17)

  10.64        Consulting Agreement between the Company and Philip Mantle dated
               January 5, 1999 (17)

  10.65 Notice of Stock Option Grant and Stock Option Agreement between the Company and Philip Mantle dated January 5, 1999 (17)

  10.66        Consulting Agreement between the Company and Steve Waszak dated
               January 5, 1999 (17)

  10.67 Notice of Stock Option Grant and Stock Option Agreement between the Company and Steve Waszak dated January 5, 1999 (17)

  10.68 Form of Retention Agreement between the Company and each of its officers (17)

   21.1        Subsidiaries of the Registrant. (12)

   23.1        Independent Auditors' Consent

   23.2        Consent of Counsel (included in Exhibit 5.1)

   27.1        Financial Data Schedule.(14)
--------------------------------------

    +          Confidential Treatment Requested

   (1) Incorporated by reference to identically numbered exhibits filed in response to Item 16(a), "Exhibits," of the Registrants
               Registration Statement on Form S-1 and Amendment No. 1 thereto
               (File No. 33-43544) which became effective on December 9, 1991.

   (2) Incorporated by reference to identically numbered exhibits filed in response to Item 6(a), "Exhibits," of the Registrant's
               Quarterly Report on Form 10-Q for the fiscal quarter ended
               September 26, 1992.

   (3) Incorporated by reference to identically numbered exhibits filed in response to Item 14(a)(3), "Exhibits," of the Registrant's
               Annual Report on Form 10-K for the fiscal year ended January 2, 1993.

   (4) Incorporated by reference to identically numbered exhibit filed in response to Item 6(a), "Exhibits," of the Registrant's
               Quarterly Report on Form 10-Q for the fiscal quarter ended
               October 1, 1994.

   (5)         Incorporated by reference from Registrant's Registration
               Statement on Form S-8 (No. 33-82154) filed on July 28, 1994.

   (6) Incorporated by reference to identically numbered exhibits filed in response to Item 14(a)(3), "Exhibits," of the Registrant's
               Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

   (7) Incorporated by reference to identically numbered exhibit filed in response to Item 6(a), "Exhibits," of the Registrant's
               Quarterly Report on Form 10-Q for the fiscal quarter ended March
               30, 1996.

   (8) Incorporated by reference to identically numbered exhibit filed in response to Item 6(a), "Exhibits," of the Registrant's
               Quarterly Report on Form 10-Q for the fiscal quarter ended June
               30, 1996.

   (9) Incorporated by reference to identically numbered exhibits filed in response to Item 14(a)(3), "Exhibits," of the Registrant's
               Annual Report on Form 10-K for the fiscal year ended December 28, 1996.


   Exhibit
   Number      Description of Exhibit
   ------      ----------------------
   (10)        Incorporated by reference to identically numbered exhibit filed in response to Item 6(a), "Exhibits," of the Registrant's
               Quarterly Report on Form 10-Q for the fiscal quarter ended June
               28, 1997.

   (11) Incorporated by reference to identically numbered exhibit filed in response to Item 6(a), "Exhibits," of the Registrant's
               Quarterly Report on Form 10-Q for the fiscal quarter ended
               September 27, 1997.

   (12) Incorporated by reference to identically numbered exhibits filed in response to Item 14(a)(3), "Exhibits," of the Registrant's
               Annual Report on Form 10-K for the fiscal year ended December 27, 1997.

   (13) Incorporated by reference to identically numbered exhibit filed in response to Item 7, "Financial Statements and Exhibits," by Registrant's Current Report on From 8-K filed on April 13, 1998.

   (14) Incorporated by reference to identically numbered exhibit filed in response to Item 6(a), "Exhibits," of the Registrant's
               Quarterly Report on Form 10-Q for the fiscal quarter ended
               September 27, 1998.

   (15) Incorporated by reference to identically numbered exhibit filed in response to Item 7, "Financial Statements and Exhibits," of the Registrant's Current Report on Form 8-K filed on January 15,
               1999.

   (16)        Previously filed with this Registration Statement.

   (17) Incorporated by reference to identically numbered exhibit filed in response to Item 14(a)(3), "Exhibits," of the Registrant's
               Annual Report on From 10-K for the fiscal year ended December 31, 1998.